UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1811116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Fred M. Fehsenfeld, Jr.

On February 23, 2022, Fred M. Fehsenfeld, Jr. notified the Board of Directors (the “Board”) of Calumet GP, LLC (the “Company”), the general partner of Calumet Specialty Products Partners, L.P. (the “Partnership”), that he has elected to retire as Chairman of the Board, effective May 1, 2022 (the “Transition Date”). Mr. Fehsenfeld’s retirement from the Board is not the result of any disagreement with the operations, policies or practices of the Company or the Partnership.

Promotion of Stephen P. Mawer to Executive Chairman

On February 23, 2022, as part of the Company’s planned executive transition, the Board appointed Stephen P. Mawer to serve as the Executive Chairman of the Company, effective as of the Transition Date upon Mr. Fehsenfeld’s retirement as the Chairman of the Board. Mr. Mawer currently serves as the Company’s Chief Executive Officer and will continue to serve in that role until the Transition Date. In addition, Mr. Mawer has served as a member of the Board since March 2016 and will continue to serve as a member of the Risk Committee of the Board and the Strategy and Growth Committee of the Board. There are no arrangements or understandings between Mr. Mawer and any other persons pursuant to which he was appointed as Executive Chairman of the Company. There are no relationships between Mr. Mawer and the Partnership or any related person of the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Mawer’s promotion, the Company and Mr. Mawer entered into a Promotion Letter dated March 1, 2022 (the “Mawer Promotion Letter”). Pursuant to the Mawer Promotion Letter, Mr. Mawer will receive an annual base salary of $300,000, effective as of the Transition Date. Mr. Mawer will continue to be eligible to participate in the Company’s annual cash incentive plan (the “Cash Incentive Plan”) with a bonus target equal to 80% of his annual base salary based on Company financial metrics and Mr. Mawer’s individual contributions, with a potential range from 40% (if minimum performance is achieved) to 160% (if maximum performance is achieved) of his annual base salary. Mr. Mawer will continue to be eligible to receive annual equity compensation awards pursuant to the Company’s Amended and Restated Long-Term Incentive Plan (the “LTIP”), with an annual target LTIP award value equal to 60% of his annual base salary. Any such annual equity compensation awards will take into consideration Mr. Mawer’s individual contributions, as well as the Company’s achievement of pre-determined financial metrics, and will be eligible to cliff vest at the end of a three-year period. Mr. Mawer will also continue to be eligible to participate in all Company health and welfare benefits, retirement plans and other programs that are available to similarly situated Company employees.

Promotion of Todd Borgmann to Chief Executive Officer and President

On February 23, 2022, also as part of the Company’s planned executive transition, the Board appointed Todd Borgmann, age 39, to serve as the Chief Executive Officer and President of the Company, effective as of the Transition Date upon Mr. Mawer’s promotion to Executive Chairman of the Company. Mr. Borgmann currently serves as the Company’s Executive Vice President and Chief Financial Officer and will continue to serve in that role until the Transition Date.

In connection with Mr. Borgmann’s promotion, the Company and Mr. Borgmann entered into a Promotion Letter dated March 1, 2022 (the “Borgmann Promotion Letter”). Pursuant to the Borgmann Promotion Letter, Mr. Borgmann will receive an annual base salary of $650,000, effective as of the Transition Date. Mr. Borgmann will continue to be eligible to participate in the Cash Incentive Plan with a bonus target equal to 150% of his annual base salary based on Company financial metrics and Mr. Borgmann’s individual contributions, with a potential range from 50% (if minimum performance is achieved) to 200% (if maximum performance is achieved) of his annual base salary. Mr. Borgmann will continue to be eligible to receive annual equity compensation awards pursuant to the LTIP, with an annual target LTIP award value equal to 100% of his annual base salary. Any such annual equity compensation awards will take into consideration Mr. Borgmann’s individual contributions, as well as the Company’s achievement of pre-determined financial metrics, and will be eligible to cliff vest at the end of a three-year period. Mr. Borgmann will also continue to be eligible to participate in all Company health and welfare benefits, retirement plans and other programs that are available to similarly situated Company employees.

There is no arrangement or understanding between Mr. Borgmann and any other persons pursuant to which he was selected to be an officer of the Company, and Mr. Borgmann does not have any family relationships with any of the Company’s executive officers or directors. There are no relationships between Mr. Borgmann and the Partnership or any related person of the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The additional biographical and other information concerning Mr. Borgmann required by Item 5.02(c) of Form 8-K was previously reported in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 3, 2021.

Promotion of Vincent Donargo to Executive Vice President and Chief Financial Officer

On February 23, 2022, also as part of the Company’s planned executive transition, the Board appointed Vincent Donargo, age 61, to serve as the Executive Vice President and Chief Financial Officer of the Company, effective as of the Transition Date upon Mr. Borgmann’s promotion to Chief Executive Officer and President of the Company. Mr. Donargo currently serves as the Company’s Chief Accounting Officer and will continue to serve in that role until the Transition Date. In addition, Mr. Donargo will continue to serve as the Company’s principal accounting officer following the Transition Date.

In connection with Mr. Donargo’s promotion, the Company and Mr. Donargo entered into a Promotion Letter dated March 1, 2022 (the “Donargo Promotion Letter”). Pursuant to the Donargo Promotion Letter, Mr. Donargo will receive an annual base salary of $400,000, effective as of the Transition Date. Mr. Donargo will continue to be eligible to participate in the Cash Incentive Plan with a bonus target equal to 100% of his annual base salary based on Company financial metrics and Mr. Donargo’s individual contributions, with a potential range from 50% (if minimum performance is achieved) to 200% (if maximum performance is achieved) of his annual base salary. Mr. Donargo will continue to be eligible to receive annual equity compensation awards pursuant to the LTIP, with an annual target LTIP award value equal to 80% of his annual base salary. Any such annual equity compensation awards will take into consideration Mr. Donargo’s individual contributions, as well as the Company’s achievement of pre-determined financial metrics, and will be eligible to cliff vest at the end of a three-year period. Mr. Donargo will also continue to be eligible to participate in all Company health and welfare benefits, retirement plans and other programs that are available to similarly situated Company employees.

There is no arrangement or understanding between Mr. Donargo and any other persons pursuant to which he was selected to be an officer of the Company, and Mr. Donargo does not have any family relationships with any of the Company’s executive officers or directors. There are no relationships between Mr. Donargo and the Partnership or any related person of the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Donargo served as the Chief Financial Officer of Novus Capital Corporation, a special purpose acquisition corporation, from its inception in March 2020 to the closing of its initial business combination in January 2021. Mr. Donargo also served as the Chief Financial Officer of Novus Capital Corporation II, a special purpose acquisition corporation, from its inception in September 2020 to the closing of its initial business combination in February 2022. The additional biographical and other information concerning Mr. Donargo required by Item 5.02(c) of Form 8-K was previously reported in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 3, 2021.

The foregoing descriptions of the Mawer Promotion Letter, the Borgmann Promotion Letter and the Donargo Promotion Letter are not complete and are qualified in their entirety by reference to the complete text of such agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 24, 2022, the Partnership issued a press release announcing the leadership changes described in Item 5.02 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Promotion Letter, dated March 1, 2022, between Calumet GP, LLC and Stephen P. Mawer.

10.2	Promotion Letter, dated March 1, 2022, between Calumet GP, LLC and Todd Borgmann.

10.3	Promotion Letter, dated March 1, 2022, between Calumet GP, LLC and Vincent Donargo.

99.1	Press Release, dated February 24, 2022.

104	Cover Page Interactive Data File- the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC,
its General Partner

Date: March 1, 2022	By:	/s/ Todd Borgmann
	Name:	Todd Borgmann
	Title:	Executive Vice President and Chief Financial Officer

4